Pacific Life & Annuity Company
P.O. Box 2829 • Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com • (800) 748-6907
(See instructions for mailing addresses)

PACIFIC PORTFOLIOS
Variable Annuity Application

Call (800) 748-6907 if you need assistance.

NEW YORK

1. ANNUITANT
Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

Solicited at: State ______ ______

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT
Not applicable for qualified contracts. ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

2. OWNER
If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. Additional forms: For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement or if the owner is a trust (other than a Charitable Remainder Trust), also complete the Trustee Certification and Disclosure form.

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN/TIN

Residential Address (if different than mailing address) | City, State, ZIP

ADDITIONAL OWNER
Not applicable for qualified contracts. ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit rider cannot be added to the contract due to age restrictions, the contract will be issued without the rider.

25-2116-1 05/06 *N714-6B1*

4. ELECTRONIC AUTHORIZATIONS

ELECTRONIC TRANSACTION AUTHORIZATION **As the owner, I will receive this privilege automatically.** If a contract has joint owners, each owner may individually make electronic requests. By checking "yes," I am also authorizing and directing Pacific Life & Annuity to act on electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. ☐ Yes CHECK IF YES

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: ______________________________

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually-owned custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.

Name *(First, Middle, Last)*		Relationship	SSN/TIN	Percentage
	☐ *Primary* ☐ *Contingent*			%
	☐ *Primary* ☐ *Contingent*			%

6. CONTRACT TYPE *Select ONE.*

☐ Non-Qualified	☐ SIMPLE IRA[1]	☐ Roth IRA	☐ 401(a)[2]	☐ Keogh/HR10[2]
☐ IRA	☐ SEP-IRA	☐ TSA/403(b)[3]	☐ 401(k)[2]	

[1] *Complete SIMPLE IRA Employer Information form.* [2] *Complete Qualified Plan Disclosure form.* [3] *Complete TSA Certification form.*

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life & Annuity Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate the type of initial payment.

☐ 1035 exchange/estimated transfer ....$ ____________
☐ Amount enclosed ....$ ____________

7B. QUALIFIED CONTRACT PAYMENT TYPE *Indicate the type of initial payment. If no year is indicated, contribution defaults to current tax year.*

☐ Transfer ....$ ____________
☐ Rollover ....$ ____________
☐ Contribution .....$ ____________ for tax year ________

8. REPLACEMENT

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☐ No MUST CHECK ONE

If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms. Use the Special Requests section to provide additional insurance companies and contract numbers.

Insurance Company Name

Contract Number	Contract Type Being Replaced
	☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. OPTIONAL RIDERS

All annuitants must not exceed the maximum issue age specified for each optional rider shown below at the time of purchase. To qualify for GPA[5], GIA Plus or Lifetime Income Access Plus rider benefits, you must enroll and have the entire contract value invested in an approved asset allocation program established and maintained by Pacific Life & Annuity for the applicable rider.

☐ **GPA[5]** *Maximum issue age is 80, which must be at least ten years prior to the annuity date.*
☐ **GIA Plus** *Maximum issue age is 80.*
☐ ***Lifetime Income Access Plus*** *Maximum issue age is 85.*

If the contract to be issued is a qualified contract (IRA, Roth IRA, SIMPLE IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA[5] or GIA Plus rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA[5] or GIA Plus rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax advisor prior to adding any optional rider to your contract.

If any rider selected within this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider.

25-2116-1 05/06 *N714-6B2*

10. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

Annuity Date *(mo/day/yr)* ________

11. SPECIAL REQUESTS *If additional space is needed, attach letter signed and dated by the owner(s).*

DO NOT COMPLETE THE FOLLOWING SECTION 12 IF YOU HAVE SELECTED ANY OF THE OPTIONAL RIDERS IN SECTION 9.

12. ALLOCATION OPTIONS ***Use whole percentages only. Allocations must total 100%.*** Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	*Investment Options*
AllianceBernstein	______ % *International Value*
Batterymarch	______ % *International Small-Cap*
Capital Guardian	______ % *Diversified Research*
	______ % *Equity*
Capital Research	______ % *American Funds Growth-Income*
	______ % *American Funds Growth*
Columbia	______ % *Technology*
Goldman Sachs	______ % *Short Duration Bond*
	______ % *Concentrated Growth*
JPMorgan	______ % *Diversified Bond*
Janus	______ % *Growth LT*
	______ % *Focused 30*
Jennison	______ % *Health Sciences*
Lazard	______ % *Mid-Cap Value*
Loomis Sayles	______ % *Large-Cap Growth*
MFS	______ % *Capital Opportunities*
	______ % *International Large-Cap*
Mercury	______ % *Equity Index*
	______ % *Small-Cap Index*

Manager:	*Investment Options*
Neuberger Berman	______ % *Fasciano Small Equity*
NFJ	______ % *Small-Cap Value*
Oppenheimer	______ % *Multi-Strategy*
	______ % *Main Street® Core*
	______ % *Emerging Markets*
PIMCO	______ % *Managed Bond*
	______ % *Inflation Managed*
Pacific Life	______ % *Money Market*
	______ % *High Yield Bond*
	______ % *DCA Plus Fixed Option with a Guarantee Term of ______ months*
Salomon Brothers	______ % *Large-Cap Value*
Van Kampen	______ % *Comstock*
	______ % *Mid-Cap Growth*
	______ % *Real Estate*
Vaughan Nelson	______ % *VN Small-Cap Value*

Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.

MUST TOTAL 100% ______

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COMPLETE THE FOLLOWING SECTIONS 13, 14 AND 15 IF YOU HAVE SELECTED ANY OF THE OPTIONAL RIDERS IN SECTION 9.

13. ASSET ALLOCATION MODELS ***Complete this Section if you have selected the optional GPA³, GIA Plus or Lifetime Income Access Plus rider.*** *To enroll in the asset allocation program, choose the asset allocation model that is consistent with your particular level of risk.* ***Only one model may be selected.*** *The current asset allocation models are shown below. Additional Information concerning the asset allocatuon models is described below each respective model. You should review this information carefully before selecting a model.*

☐ Model A	☐ Model B	☐ Model C	☐ Model D	☐ Model E
Asset Allocation Models *(Investment Options)*				
International Value 3% Diversified Research 2% Short Duration Bond 23% Diversified Bond 6% Mid-Cap Value 4% International Large-Cap 2% Main Street® Core 8% Managed Bond 17% Inflation Managed 16% Money Market 8% High Yield Bond 5% Large-Cap Value 4% Comstock 2%	*International Value 5% Diversified Research 4% American Funds Growth 2% Short Duration Bond 12% Diversified Bond 5% Mid-Cap Value 6% Large-Cap Growth 5% International Large-Cap 6% Small-Cap Value 2% Main Street® Core 7% Managed Bond 14% Inflation Managed 13% Money Market 4% High Yield Bond 4% Large-Cap Value 5% Comstock 4% Mid-Cap Growth 2%*	*International Value 5% International Small-Cap 2% Diversified Research 4% American Funds Growth-Income 3% American Funds Growth 3% Short Duration Bond 8% Diversified Bond 3% Growth LT 3% Mid-Cap Value 8% Large-Cap Growth 5% International Large-Cap 8% Equity Index 2% Small-Cap Value 2% Main Street® Core 6% Emerging Markets 3% Managed Bond 11% Inflation Managed 11% High Yield Bond 2% Large-Cap Value 5% Comstock 4% Mid-Cap Growth 2%*	*International Value 5% International Small-Cap 3% Diversified Research 4% American Funds Growth-Income 5% American Funds Growth 6% Short Duration Bond 2% Diversified Bond 2% Growth LT 3% Mid-Cap Value 12% Large-Cap Growth 4% International Large-Cap 13% Equity Index 4% Small-Cap Index 2% Fasciano Small Equity 2% Main Street® Core 4% Emerging Markets 4% Managed Bond 3% Inflation Managed 6% Large-Cap Value 6% Comstock 4% Mid-Cap Growth 3% Real Estate 3%*	*International Value 12% International Small-Cap 3% Diversified Research 4% American Funds Growth-Income 8% American Funds Growth 8% Growth LT 3% Mid-Cap Value 10% Large-Cap Growth 4% International Large-Cap 13% Equity Index 4% Small-Cap Index 2% Fasciano Small Equity 3% Main Street® Core 2% Emerging Markets 4% Large-Cap Value 6% Comstock 4% Mid-Cap Growth 3% Real Estate 5% VN Small-Cap Value 2%*
Asset Class Exposure				
Cash 10% Bonds 67% Domestic Stocks 17% International Stocks 6%	*Cash 6% Bonds 50% Domestic Stocks 32% International Stocks 12%*	*Cash 1% Bonds 39% Domestic Stocks 42% International Stocks 18%*	*Cash 2% Bonds 18% Domestic Stocks 56% International Stocks 24%*	*Cash 2% Bonds 6% Domestic Stocks 61% International Stocks 31%*
Less Volatile ←				→ **More Volatile**
Investor Profile				
You are looking for a relatively stable investment and require investments that generate some level of income.	*Your focus is on keeping pace with inflation. Income generating investment and capital appreciation are desired.*	*You want the opportunity for long-term moderate growth.*	*You want an investment that is geared for growth and are willing to accept above average risk.*	*You are an aggressive investor and can tolerate short-term market swings.*
Shorter Investment Horizon ←				→ **Longer Investment Horizon**
Investor Objective				
Primarily preservation of capital.	*Moderate growth.*	*Steady growth in asset values.*	*Moderately high growth in asset values.*	*High growth in asset values.*
Risk Characteristics				
There may be some losses in the values of the investments as asset values fluctuate.	*There may be some losses in the values of the investments from year to year.*	*There will probably be some losses in the values of the investments from year to year. Fluctuations in value should be less than those of the overall stock markets.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*
Lower Risk ←				→ **Higher Risk**

25-2116-1 05/06 *N714-6B4*

14. ASSET ALLOCATION OPTIONS *Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected in Section 13 and/or to the DCA Plus Fixed Option.* ***Use whole percentages only. Allocations must total 100%. Default is 100% to model selected if no allocation percentages are shown.***

Model Selected .... ________ %

DCA Plus Fixed Option .. ________ % Guarantee Term .... ________ months *(indicate 6 or 12 months)*

15. REBALANCING *Does not apply to amounts allocated to the DCA Plus Fixed Option. The asset allocation model you select can be rebalanced quarterly, semiannually or annually to maintain the asset allocations in the model selected.* ***Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract.***

☐ Quarterly ☐ Semiannually ☐ Annually

16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life & Annuity Company ("company"). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I understand the terms and conditions related to any optional rider applied for and believe that the rider meets my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my agent, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

SIGN HERE	DATE	CITY	STATE
Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State

SIGN HERE	DATE
Joint Owner's Signature *if applicable*	Date *(mo/day/yr)*

17. AGENT'S STATEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? ☐ Yes ☐ No (MUST CHECK ONE)
If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8 of this application. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity's written replacement guidelines.

SIGN HERE

Soliciting Agent's Signature	Print Agent's Full Name	
Agent's Telephone Number	Agent's E-Mail Address	Option ☐ A ☐ B ☐ C
Broker/Dealer's Name	Brokerage Account Number *Optional*	

Send completed application as follows:

APPLICATIONS *WITH* PAYMENT:

Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736

Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

APPLICATIONS *WITHOUT* PAYMENT:

Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829

Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

25-2116-1 05/06 *N714-6B5*

APPLICATION Pacific Life & Annuity Company INSTRUCTIONS P.O. Box 2829 • Omaha, NE 68103-2829 www.PacificLifeandAnnuity.com • (800) 748-6907 Pacific Portfolios Variable Annuity Section Use these instructions when completing the Pacific Portfolios application. Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Portfolios, consult the prospectus. 1. & 2. Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only. 3. Death Benefit Coverage (Optional): The optional Stepped-Up Death Benefit Rider must be chosen at time of issue. If the rider cannot be added to the contract due to age restrictions, the contract will be issued without the rider and the standard death benefit coverage provided under the contract will apply. 4. Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions electronically from your designee. This instruction is valid until you instruct us otherwise. Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity and the provisions set forth in the contract’s prospectus. Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise. 5. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. 6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. 7. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only. 8. Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms. 9. Optional Riders: You must enroll in the Portfolio Optimization asset allocation program to add GPA[5], GIA Plus or Lifetime Income Access Plus rider to your contract. If any rider cannot be added to the contract due to age and/or other rider restrictions, the contra ct will be issued without that rider. 10. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the later of the annuitant’s 90th birthday or the tenth (10th) contract anniversary. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2. 11. Special Requests: This section can be used for special registrations and additional beneficiary information. 12. Allocation Options: Do not complete this section if you have selected any of the optional riders in Section 9. Otherwise, choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6 or 12 month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with the application. Only one guarantee term may be in effect at any given time. Instructions are continued on next page NY Port Instr (05/06)

PACIFIC LIFE
& ANNUITY COMPANY

Pacific Life & Annuity Company
P.O. Box 2829 • Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com • (800) 748-6907

APPLICATION INSTRUCTIONS
Pacific Portfolios
Variable Annuity

Section Use these instructions when completing the Pacific Portfolios application.

13. **Asset Allocation Models:** You must enroll in an approved asset allocation program if you have selected the optional GPA[5], GIA Plus or *Lifetime* Income Access Plus rider. Your investment professional should assess the asset allocation model for suitability to make sure the model selected is appropriate to your investment goals and financial situation. ***Only one model may be selected.*** If your investment goals and/or financial situation change, consult your investment professional. The current asset allocation models are shown. For more information, please see the prospectus or Pacific Life's Form ADV Part II brochure included in the product kit. Additional Portfolio Optimization Disclosure is on the last page of the application.

14. **Asset Allocation Options:** Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected and/or to the DCA Plus Fixed Option. ***Use whole percentages only. Allocations must total 100%.*** Allocations to the DCA Plus Fixed Option is available only for purposes of dollar-cost-averaging (the periodic transfer of amounts) to the Investment Options within the selected model over a period not to exceed 12 months.

15. **Rebalancing:** Your portfolio can be rebalanced either quarterly, semiannually or annually to maintain the allocations in the asset allocation model you have selected. Choose one rebalancing frequency. ***Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract.***

16. **Statement Of Owner(s):** Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

17. **Agent's Statement:** Agent must fully complete and sign this section. Agent must select a commission option.

Important: Help avoid a returned application by confirming your application has the following minimum information:

- Annuitant and owner information – *Sections 1 & 2*
- Line of business is correct – *Section 6*
- City and state where application is signed – *Section 16*
- Date application is signed – *Section 16*
- Agent's signature – *Section 17*

NY

Port Instr (05/06)

APPLICATION Pacific Life & Annuity Company INSTRUCTIONS P.O. Box 2829 • Omaha, NE 68103-2829 www.PacificLifeandAnnuity.com • (800) 748-6907 Pacific Portfolios Variable Annuity PORTFOLIO OPTIMIZATION DISCLOSURE By signing the application, you certify that: (a) You have discussed this product and/or service with your investment professional and/or tax adviser, and believe the selections meet your insurable needs, financial objectives and risk tolerance. (b) You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including its benefits and risks. (c) You are directing that your initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to this model, as it may be modified from time to time, unless you instruct otherwise in writing. (d) You may utilize investment tools made available by Pacific Life for selecting a Portfolio Optimization Model but you understand that it is your decision, in consultation with your investment professional, to select a model. Pacific Life bears no responsibility for this decision. (e) You understand that participation in Portfolio Optimization is no guarantee against market loss. (f) You understand that Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization Model you have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (g) You will receive transaction confirmations of the annual automatic updates, if applicable. (h) You will notify your investment professional if your financial situation and risk profile changes to determine if you need to change to a different Portfolio Optimization Model. In addition, you should periodically review, in consultation with your investment professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization Models. (i) You understand that you may withdraw from Portfolio Optimization at any time, and that if you have purchased GPA[5], GIA Plus or Lifetime Income Access Plus, the rider will terminate if you withdraw from Portfolio Optimization. (j) You understand that Portfolio Optimization may be terminated at any time. Pacific Life & Annuity has no contractual obligation to continue the program. NY Port Instr (05/06)